EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191400 on Form S-3 of our report dated March 27, 2014, relating to the consolidated financial statements and financial statement schedule of Cole Corporate Income Trust, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cole Corporate Income Trust, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 27, 2014